Exhibit 99.3

Updated 2004 Financial Guidance

			Quarterly Mix
Consolidated	Range		Q1	Q2	Q3	Q4
Revenues	$1,145,000	$1,175,000	23%-24%	24%-25%	25%-26%	26%-27%

Income before taxes, non-cash and other items	150,000	158,000	18%	21%	27%	34%
Depreciation and amortization	56,000	57,000	22%	25%	26%	27%
Non-cash content and stock compensation	27,000	27,000	26%	27%	26%	21%
Income tax provision	13,000	14,000

Net income	$54,000	$60,000	10%	15%	30%	45%

Segment Information

Revenues:

•	Envoy — Approximately 58% of consolidated revenues for the balance of the year.

•	Practice Services – Approximately 26% of consolidated revenues for the year.

•	Health – Approximately 11% of consolidated revenue in Q2, increasing sequentially to approximately 13% by year-end.

•	Porex – Approximately 7% of consolidated revenues for the year.

•	Eliminations – Approximately 3% of net revenues.

Operating Margin:

•	Envoy – Increasing to the low 20% range over the balance of the year.

•	Practice Services – Increasing to 10% or 11% by year-end.

•	Health – Increasing up to the high 20% range by year-end.

•	Porex – Approximately 27-30% throughout the year.

Corporate:

•	Corporate expenses should be approximately 5% of net revenues.

•	This guidance does not include any expense relating to the pending investigation by the Department of Justice and SEC.